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                                    FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                               Kaiser Ventures LLC
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             (Exact name of registrant as specified in its charter)


                Delaware                              33-0972983
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

 3633 E. Inland Empire Blvd., Suite 850
           Ontario, California                         91764
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(Address of principal executive offices)            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class          Name of each exchange on which
        to be so registered          each class is to be registered
        -------------------          ------------------------------
                None                               N/A

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-65194
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Securities to be registered pursuant to Section 12(g) of the Act:

                            Class A Membership Units
                      -------------------------------------
                                (Title of class)


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     1. Information required in registration statement

Item 1. Description of Registrant's Securities to be Registered.

A description of the Class A Membership Units of the Registrant (the "Class A Units") to be registered hereunder is contained in Amendment No. 5 to the Registrant's Registration Statement on Form S-4, File No. 333-65194, as filed on October 19, 2001 with the Securities and Exchange Commission, under the section entitled "THE CONVERSION PROPOSAL--Comparison of Common Stock and Class A Units." Such description is incorporated by reference into this Registration Statement on Form 8-A.

Item 2. Exhibits.

       Exhibit No.                     Description
       -----------                     -----------

           3.3 Certificate of Formation of Kaiser Ventures LLC, filed with the Delaware Secretary of State on July 10, 2001, incorporated by reference from Exhibit 3.3 to the Registrant's Registration Statement on Form S-4, filed on July 16, 2001, File No. 333-65194.

           3.4 Kaiser Ventures LLC Operating Agreement, effective as of July 10, 2001, incorporated by reference from Exhibit 3.4 to the Registrant's Registration Statement on Form S-4, filed on July 16, 2001, File No. 333-65194.

           3.5 Amended and Restated Kaiser Ventures LLC Operating Agreement, effective as of October 1, 2001, incorporated by reference from Exhibit 3.5 to the Registrant's Registration Statement on Form S-4, filed on July 16, 2001, File No. 333-65194.

           3.6      Specimen Certificate for the Class A Membership Units.




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     2. Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of December 21, 2001   Kaiser Ventures LLC


                                           /s/ Richard E. Stoddard
                                ----------------------------------------------
                                By:  Richard E. Stoddard
                                Chief Executive Officer and President

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